EXHIBIT 23.9

                   CONSENT OF GITLIN, CAMPISE, PASCOE & BLUM

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                          GITLIN, CAMPISE, PASCOE & BLUM

West Hartford, Connecticut
July 18, 1996